UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 11, 2007 (January 10, 2007)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 10, 2007, Glimcher Realty Trust (the “Registrant”) announced the promotion of George A. Schmidt, Esq. to the position of Executive Vice President & Chief Investment Officer. Mr. Schmidt currently serves as Executive Vice President, General Counsel and Secretary. In his new role, Mr. Schmidt will oversee all strategic corporate investment activities for the Registrant, including new development, redevelopment, acquisitions, and divestitures. This is a new senior management position within the Registrant’s management structure. Effective February 1, 2007, Kim A. Rieck, Esq. will join the Registrant as its Senior Vice President, General Counsel and Secretary.

A copy of the press release announcing Mr. Schmidt’s promotion is attached hereto as Exhibit 99.1.

Item 9.01  Exhibits.

(d)	Exhibits

99.1	Press Release of Glimcher Realty Trust, dated January 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: January 11, 2007	/s/ Mark E. Yale
Mark E. Yale Executive Vice President, Chief Financial Officer & Treasurer